Exhibit 99.1

Limoneira’s Joint Venture with Lewis Group Announces Additional Lot Closings of 42 Residential Units with National Home Builder Richmond American Homes

Joint Venture Has Now Closed 286 Residential Unit Sales

SANTA PAULA, Calif.--(BUSINESS WIRE)—June 17, 2020-- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus packing, sales and marketing company with related agribusiness activities and real estate development operations, announced today that its 50%/50% real estate development joint venture with The Lewis Group of Companies (“Lewis”) has closed an additional 42 residential lots with Richmond American Homes of California (“Richmond American”), a subsidiary of one of the nation’s leading homebuilders, M.D.C. Holdings, Inc. (NYSE: MDC). Richmond is one of the primary builders in the initial 632 residential lots of the Company’s Harvest at Limoneira project.

Harold Edwards, President and Chief Executive Officer, stated, "We are very excited to announce additional lot closings totaling 42 residential units with Richmond American, a subsidiary of one of the nation’s largest homebuilders, M.D.C. Holdings, Inc. Richmond will be offering Harvest single-story residences; which is a new concept. Through today, our joint venture has now closed sales of the initial residential lots representing 286 residential units, representing an increase of 76 since the beginning of fiscal year 2020.”

Richmond is going to build three single-story plans ranging from approximately 1,930 to 1,955 square feet and they will start model homes in June. The single-story plan is a new concept for Harvest.

Harvest at Limoneira is a well-balanced, comprehensively designed community near the Pacific Ocean. The amazing views, parks and miles of hiking trails in addition to retail shops within walking distance is attracting strong interest from families throughout Southern California.

About Limoneira Company

Limoneira Company, a 126-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lç moñ âra) is a dedicated sustainability company with 15,700 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.